UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 9, 2007

BLACK TUSK MINERALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137636

(Commission File Number)

20-3366333

(IRS Employer Identification No.)

408 - 1199 West Pender Street Vancouver, BC V6E 2R1

(Address of principal executive offices and Zip Code)

(604) 689-3443

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 9, 2007, Gavin H. Roy was appointed as Vice President of Black Tusk Minerals Inc. (“Black Tusk”).

Mr. Roy has extensive experience in the financial services business. Mr. Roy is currently the principal of Magellan Management Company, a venture capital firm in Vancouver, British Columbia. Prior to forming Magellan Management in 2005, Mr. Roy’s principal occupation during the past five years has been as an investment advisor with Canaccord Capital Corporation, Octagon Capital Corporation and Global Securities Corporation. Mr. Roy has been a registrant in Canada with the British Columbia, Alberta, Saskatchewan and Ontario securities commissions.

Mr. Roy is a director of the following U.S. reporting issuers: Chilco River Holdings, Inc. and Plaza Resources Inc.

Mr. Roy, a promoter of Black Tusk since inception, acquired 1,000,000 shares of Black Tusk’s common stock at a price of $0.001 per share, on August 8, 2005.

Magellan Management Company, of which Mr. Roy is a principal, has provided and currently provides administrative and consulting services to Black Tusk. In 2006, Magellan Management received $16,000 in consideration for providing such administrative and consulting services to Black Tusk. On August 31, 2006, Magellan Management acquired 400,000 shares of Black Tusk’s common stock at $0.001 per share for consulting services for one year ending August 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK TUSK MINERALS INC. By: /s/ Kurt Bordian __________________________________ Kurt Bordian Director, Secretary and Treasurer August 10, 2007